UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015 (October 15, 2015)

MID-AMERICA APARTMENTS COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

Tennessee	333-190028-01	62-1543816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2015, Mid-America Apartments, L.P. (the “Borrower”), the operating partnership of Mid-America Apartment Communities, Inc. (“MAA”), entered into a $750 million senior unsecured Second Amended and Restated Credit Agreement (the “Agreement”) with KeyBank National Association, as the Administrative Agent, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as the Lead Arrangers, and the other lenders named therein, in order to refinance the Borrower’s existing credit agreement (disclosed on Mid-America Apartment Communities’ Inc.’s Current Report on Form 8-K dated August 9, 2013), as well as to finance acquisitions, development and general corporate purposes.

The Agreement is scheduled to mature on April 15, 2020, and provides for an extension to October 15, 2020 at the Borrower’s option, subject to the satisfaction of certain conditions, including the payment of an extension fee of 0.075% of the total commitment amount under the Agreement. The amounts due under the Agreement may be prepaid in whole or in part without penalty at any time. Amounts borrowed under the Agreement will bear interest at a variable rate based upon, at the Borrower’s option, a base rate or one-, two-, three- or six-month LIBOR, plus a spread based upon the Borrower’s and MAA’s investment grade rating. The Agreement also contains an accordion feature, which allows the Borrower to increase the total amount of unsecured indebtedness under the Agreement to $1.5 billion.

The Agreement contains various affirmative and negative covenants usual and customary for financings generally and also contains financial covenants that, among other things, require certain unencumbered, total and secured leverage ratios, minimum unencumbered interest coverage ratios, adjusted consolidated EBITDA to consolidated fixed charges and minimum consolidated tangible net worth, and if the Borrower breaches any of these covenants, or fails to pay interest or principal on the loans when due, the lenders could accelerate the due date of the entire amount borrowed. The Agreement also contains other events of default, which would entitle the lenders to accelerate the due date of the amount borrowed, including, among others, change in control events, defaults under certain other obligations of the Borrower, MAA, or any of their respective subsidiaries, and insolvency or bankruptcy events.

The foregoing description of certain terms of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of October 15, 2015, by and among Mid-America Apartments, L.P., as Borrower, KeyBank National Association, as Administrative Agent, and KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Lead Arrangers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: October 16, 2015	By:	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer,
(Principal Financial and Accounting Officer)

MID-AMERICA APARTMENTS, L.P. By: Mid-America Apartment Communities, Inc.

Date: October 16, 2015	By:	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer,
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of October 15, 2015, by and among Mid-America Apartments, L.P., as Borrower, KeyBank National Association, as Administrative Agent, and KeyBanc Capital Markets, Inc. Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Lead Arrangers